                                                                   EXHIBIT 10.56

         SECOND AMENDMENT TO CREDIT AGREEMENT AND GUARANTY

         SECOND AMENDMENT TO CREDIT AGREEMENT AND GUARANTY, dated as of September 27, 1994, among BROOKWOOD COMPANIES INCORPORATED, a Delaware corporation (the "Borrower"), KENYON INDUSTRIES, INC., a Delaware corporation (the "Guarantor"), and THE CHASE MANHATTAN BANK, N.A. ("Chase"), as Bank, and Chase, as Agent for the Banks (as defined in the Credit Agreement referred to below) (in such capacity, together with its successors in such capacity, the "Agent").

         PRELIMINARY STATEMENT. The Borrower, the Guarantor, Chase and the Agent have entered into a Credit Agreement and Guaranty dated as of December 9, 1992, as amended by the First Amendment to Credit Agreement and Guaranty dated as of March 31, 1993 (as so amended, the "Credit Agreement"). Any term used in this Second Amendment and not otherwise defined in this Second Amendment shall have the meaning assigned to such term in the Credit Agreement.

         The Borrower, the Guarantor, Chase and the Agent have agreed to amend the Credit Agreement as hereinafter set forth.

         SECTION 1. Amendment to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

         (a) The following definitions are added in their proper alphabetical order:

                          "Applicable Lending Office" means, for each Bank and
                 for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or in the applicable Assignment and Assumption Agreement or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

                          "Applicable Margin" means: (1) with respect to a
                 Prime Rate Loan, one half of one percent (.50%), and (2) with respect to a LIBOR Loan, two and one quarter of one percent (2.25%).

                          "Board of Governors" means the Board of Governors of
                 the Federal Reserve System or any successor.

                          "Continue", "Continuation" and "Continued" shall
                 refer to the continuation pursuant to Section 2.15 hereof of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

                          "Convert", "Conversion" and "Converted" shall refer
                 to a conversion pursuant to Section 2.15 hereof of Prime Rate Loans into LIBOR Loans or LIBOR Loans into Prime Rate Loans, each of which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                          "Interest Period" means, with respect to any LIBOR
                 Loan, the period commencing on the date such Loan is made, converted from a Prime Rate Loan, or renewed, as the case may be, and ending, as the Borrower may select pursuant to Section
                 2.15 on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

                          "LIBOR Base Rate" means, with respect to any
                 Interest Period therefor, the rate per annum (rounded upwards if necessary to the nearest 1/16 of 1% quoted at approximately 11:00 a.m., London time, by the principal London branch of Chase two (2) Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to such Interest Period and principal amount of the LIBOR Loan which shall be made by the Banks and outstanding during such Interest period.

                          "LIBOR Interest Rate" means, for any LIBOR Loan, a
                 rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1% determined by the Agent to be equal to the quotient of (1) the LIBOR Base Rate for such Loan for the Interest Period therefor divided by (2) one minus the LIBOR Reserve Requirement for such Loan for such Interest Period.

                          "LIBOR Loan" means all or any portion of the Loans
                 when and to the extent the interest rate therefor is determined by reference to the LIBOR Interest Rate.

                          "LIBOR Reserve Requirement" means, for any LIBOR
                 Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such LIBOR Loan under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall also reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of "LIBOR Base Rate" in this Section 1.01 or (2) any category of extensions of credit or other assets which include LIBOR Loans.

                          "Regulation D" means Regulation D of the Board of
                 Governors.

                          "Regulatory Change" means, with respect to any Bank,
                 any change after the date of this

                 Agreement in United States federal, state, municipal or foreign Laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign Laws or regulations (whether or not having the force of Law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                          "Second Amendment Closing Date" means September 27,
                 1994.

         (b) The following definitions are amended in their entirety to read as follows:

                          "Banking Day" means (1) any day on which commercial
                 banks are not authorized or required to close in New York City and (2) whenever such day relates to a LIBOR Loan, an Interest Period with respect to a LIBOR Loan, or notice with respect to any LIBOR Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

                          "Default Rate" means, with respect to an amount of
                 any Loan not paid when due, a rate per annum equal to: (1) if such Loan is a Prime Rate Loan, a variable rate three percent (3%) above the rate of interest then in effect thereon (including the Applicable Margin); and (2) if such Loan is a LIBOR Loan, a fixed rate three percent (3%) above the rate of interest in effect thereon (including the Applicable Margin) at the time of default until the end of the then current Interest Period therefor and, thereafter, a variable rate three percent (3%) above the rate of interest for a Prime Rate Loan (including the Applicable Margin).

                          "Termination Date" means August 31, 1997.

         (c) Section 2.02, Notice and Manner of Borrowing, is amended in its entirety to read as follows:

                 "The Borrower shall give the Agent at least three (3) Banking Days' written or telegraphic or facsimile notice (effective upon receipt) of any Loan to which the LIBOR Interest Rate applies. The Borrower shall give the Agent written or telegraphic or facsimile notice (effective upon receipt) of any Loan to which the Prime Rate applies by not later than 10:00 A.M. (New York time) on the Banking Day prior to the date of such Loan. Each of the foregoing notices (a "Borrowing Notice") must specify: (1) the date and the amount of such Loan; (2) either that the Loan will bear interest at (a) the Prime Rate plus the Applicable Margin or (b) the LIBOR Interest Rate plus the Applicable Margin; and (3) in the case of a LIBOR Loan, the initial Interest Period applicable thereto. The Agent will promptly notify each Bank of receipt by the Agent of a Borrowing Notice and of the contents thereof. Not later than 10:00 A.M. (New York time) on the date of a LIBOR Loan and 2:00 P.M. (New York time) on the date of a Prime Rate Loan, each Bank will make available to the Agent at the Head Office in immediately available funds such Bank's Pro Rata Share of such Loan. After the Agent's receipt of such funds, not later than noon (New York time) on the date of a LIBOR Loan and 2:00 P.M. (New York time) on the date of a Prime Rate Loan, and upon fulfillment of the applicable conditions set forth in Article VII, the Agent will make such Loan available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's account with the Agent."

         (d) Section 2.04, Interest, is amended in its entirety to read as follows:

                 The Borrower shall pay interest to the Agent for the account of the applicable Bank on the outstanding and unpaid principal amount of the Loans, at a rate per annum as follows: (1) for a Prime Rate Loan at a rate equal to the Prime Rate plus the Applicable Margin; and
         (2) for a LIBOR Loan at a rate equal to the LIBOR Interest Rate plus the Applicable Margin. Any principal amount not paid when due (at maturity, by acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate.

                 The interest rate on each Prime Rate Loan shall change when the Prime Rate changes. Interest on each Loan shall not exceed the maximum amount permitted under applicable law and shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

                 Accrued interest shall be due and payable in arrears upon any payment or prepayment of principal and (1) for each Prime Rate Loan, on each Monthly Date, commencing with the first such date after such Loan, (2) for each LIBOR Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three (3) months, at three (3) months' intervals after the first day of such Interest Period, and (3) interest accruing at the Default Rate shall be due and payable on demand.

          (e) Section 2.07, Optional Prepayments, is amended in its entirety to read as follows:

                 The Borrower may, upon at least one (1) Banking Day's notice to the Agent in the case of Loans to which the Prime Rate applies, and at least three (3) Banking Days' notice to the Agent in the case of Loans to which the LIBOR Interest Rate applies, prepay the Loan Notes, in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that (1) each partial prepayment shall be in a principal amount of not less than (Fifty Thousand Dollars ($50,000)) and integral multiples of (Five Thousand Dollars ($5,000)); and (2) Loans to which the LIBOR Interest Rate applies may be prepaid only on the last day of the Interest Period for such Loan ("Optional Prepayment") .

         (f) Section 2.11, Minimum Amounts, is amended in its entirety to read as follows:

                 The Loans and each Conversion shall, in the case of Prime Rate Loans, be in an amount at least equal to Fifty Thousand Dollars ($50,000) and in integral multiples of Five Thousand Dollars ($5,000) and in the case of LIBOR Loans, be in an amount at least equal to One Million Dollars ($1,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000) (LIBOR Loans having different Interest Periods at the same time hereunder to be deemed separate Loans and Conversions for purposes of the foregoing, one for each Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be at least equal to One Million Dollars ($1,000,000) and integral multiples thereof of One Hundred Thousand Dollars ($100,000) and, if any LIBOR Loan would otherwise be in a lesser principal amount for any period, such LIBOR Loan shall be a Prime Rate Loan during such period.

         (g) Article II, Loans, is amended by adding at the end thereof the following:

                 Section 2.14 Interest Periods; Renewals. In the case of each LIBOR Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in
         Section 1.01, subject to the following limitations: (1) for each Loan, no Interest Period may extend beyond the Termination Date; (2) no Interest Period shall have a duration less than one (1) month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; and (3) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless, such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day.

                 Upon notice to the Agent as provided in Section 2.16, the Borrower may, if no Default or Event of Default has occurred and is continuing, Continue any LIBOR Loan on the last day of the Interest Period of the same or different duration in accordance with the limitations provided above. If the Borrower shall fail to give notice to the Agent of such a Continuation, such LIBOR Loan shall automatically become a Prime Rate Loan on the last day of the current Interest Period.

                 Notwithstanding anything herein to the contrary, no Bank will be required to have Loans with more than four (4) different Interest Periods outstanding at any time.

                 Section 2.15 Conversions or continuation of Loans. Subject to
         Section 2.11 hereof and provided that no Default or Event of Default has occurred and is continuing, the Borrower shall have the right to Convert Prime Rate Loans into LIBOR Loans, Convert LIBOR Loans into Prime Rate Loans, or Continue LIBOR Loans as LIBOR Loans, at any time or from time to time, provided that: (1) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided in
         Section 2.16; and (2) LIBOR Loans may be Converted or Continued only on the last day of an Interest Period for such Loans.

                 Section 2.16 Certain Notices. Notices by the Borrower to the Agent of Conversions, and Continuations of LIBOR Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. New York time on the number of Banking Days prior to the date of the relevant Conversion, and Continuation or the first day of such Interest Period specified below:

                                                   Number of
         Notice                                    Banking Days Prior
         ------                                    ------------------
         Conversions into Prime Rate Loans         same day

         Conversions into, Continuations
         as, or duration of Interest
         Period for, LIBOR Loans                   three (3)

         Each such notice of Conversion or Continuation shall specify the Loan to be Converted or Continued and the amount (subject to Section 2.11 hereof) thereof and the date of Conversion or Continuation (which shall be a Banking Day). Each such notice of the duration of an Interest Period shall specify the LIBOR Loans to which such Interest Period is to relate. In the event that the Borrower fails to select the type of Loan, or the duration of any Interest Period for any LIBOR Loan within the time period and otherwise as provided in this Section 2.16, such Loan (if outstanding as a LIBOR Loan) will be automatically Converted into a Prime Rate Loan on the last day of the then current Interest Period for such LIBOR Loan.

                 Section 2.17 Additional Costs. The Borrower shall pay directly to each Bank, such amounts as such Bank may determine to be necessary to compensate it for any increased costs which such Bank determines are attributable to its making or maintaining any LIBOR Loan, or its obligation to Convert any Prime Rate Loan to a LIBOR Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such LIBOR Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                 (1) changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Loan Notes in respect of any of such LIBOR Loans (other than changes in the rate of general corporate, franchise, branch profit, net income or other income tax imposed on such Bank or its Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

                 (2) (other than to the extent the LIBOR Reserve Requirement is taken into account in determining the

         LIBOR Interest Rate at the commencement of the applicable Interest Period) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any LIBOR Loans or any deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01 hereof), or any commitment of the Bank (including the Bank Loan Commitment hereunder); or

                 (3) imposes any other condition affecting this Agreement or the Loan Notes (or any of such extensions of credit or liabilities).

                 Without limiting the effect of the provisions of the first paragraph of this Section 2.17, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits of other liabilities of such Bank which includes deposits by reference to which the LIBOR Interest Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR Interest Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make or Continue, or to Convert Prime Rate Loans into LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 2.18 hereof shall be applicable).

                 Determinations and allocations by such Bank for purposes of this Section 2.17 of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section 2.17, on its costs or rate of return of maintaining the Loans or on amounts receivable by it in respect of the Loans, and the amounts required to compensate such Bank under this Section 2.17, shall be conclusive absent manifest error.

                 Section 2.18 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Interest Rate for any Interest Period:

                 (1) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided in this Agreement; or

                 (2) the Required Banks determine (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "LIBOR Interest Rate" in Section 1.01 hereof upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately cover the cost to the Banks of making or maintaining such LIBOR Loans for such Interest Period;

         then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make LIBOR Loans, Convert Prime Rate Loans into LIBOR Loans or Continue LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such LIBOR Loans or Convert such LIBOR Loans into a Prime Rate Loan in accordance with Section 2.15.

                 Section 2.19 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder or Convert Prime Rate Loans into LIBOR Loans, then such Bank shall promptly notify the Agent and the Borrower thereof and such Bank's obligation to make or Continue, or to Convert Prime Rate Loans into, LIBOR Loans shall be suspended until such time as such Bank may again make and maintain LIBOR Loans (in which case the provisions of Section 2.20 hereof shall be applicable).

                 Section 2.20 Treatment of Affected Loans. If the obligations of any Bank to make or Continue LIBOR Loans, or to Convert Prime Rate Loans into LIBOR Loans are suspended pursuant to Section 2.17 or 2.19 hereof (LIBOR Loans so affected being herein called "Affected Loans"), such Bank's Affected Loans shall be automatically Converted into Prime Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a Conversion required by Section 2.17 or 2.19, on such earlier date as such Bank may specify to the Borrower).

                 To the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Prime Rate Loans. All Loans which would otherwise be made or Continued by such Bank as LIBOR Loans shall be made or Continued instead as Prime Rate Loans and all Prime Rate Loans of such Bank which would otherwise be Converted into LIBOR Loans shall remain as Prime Rate Loans.

                 Section 2.21 Certain Compensation. The Borrower shall pay to the Agent for the account of the applicable Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

                 (1) any payment, prepayment, Conversion or Continuation of a LIBOR Loan made by such Bank on a date other than the last day of an Interest period for such Loan whether by reason of acceleration or otherwise; or

                 (2) any failure by the Borrower for any reason to borrow, Convert or Continue a LIBOR Loan to be made, Converted or Continued by such Bank on the date specified therefor in the relevant notice issued by the Borrower.

                 Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of (1) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, Converted or Continued or not borrowed, Converted or Continued for the period from date of such payment, prepayment, Conversion or Continuation or failure to borrow, Convert or Continue to the last day of the then current Interest Period for such LIBOR Loan (or, in the case of a failure to borrow, Convert or Continue, to the last day of the Interest Period for such LIBOR Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such LIBOR Loan provided for herein; over (2) the amount of interest (as reasonably determined by such Bank) which such Bank would have bid in the London interbank market for Dollar deposits, for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section 2.21 shall be conclusive absent manifest error.

         (h) Section 9.08(2), Semi-Annual Financial Statements, is amended by (i) deleting the last five lines thereof and (ii) inserting in their place the following:

         and certified by the chief financial officer of the Borrower (subject to normal year-end adjustments).

         (i)      Section 10.06, Transactions with Affiliates, is amended by
(i) deleting "Sixty Thousand Dollars ($60,000)" in clause "(l)" thereof and
(ii) inserting in its place the following: "One Hundred Twenty Thousand Dollars ($120,000)".

         (j) Section 11.01, Minimum Consolidated Working Capital, is amended in its entirety to read as follows:

                 The Borrower and the Guarantors shall maintain at all times during each period specified below an excess of Consolidated Current Assets over Consolidated Current Liabilities (including in all cases the principal amount of the Loans) of not less than the amount specified below for such period:


         Period                                    Amount
         ------                                    ------
         From the Closing Date
         to and including the Second
         Amendment Closing Date                    $10,000,000

         From the day after the Second
         Amendment Closing Date to
         and including July 30, 1995               $ 9,000,000

         From July 31, 1995
         to and including July 30, 1996            $ 9,500,000

         From July 31, 1996 to and including
         the Termination Date                      $ 9,750,000


         (k) Section 11.02, Minimum Consolidated Tangible Net worth, is amended by deleting the following:

         "July 31, 1993 to and including
                 the Termination Date              $18,000,000"

therein and inserting in their respective places the following:

         From July 31, 1993
         to and including July 30, 1995            $18,500,000

         From July 31, 1995
         to and including July 30, 1996            $19,000,000

         From July 31, 1996
         to and including July 30, 1997            $19,500,000

         From July 31, 1997 to and including
         the Termination Date                      $20,000,000

         (l) Section 11.04, Capital Expenditures, is amended in its entirety to read as follows:

                 The Borrower and the Guarantors shall not make or permit to be made Capital Expenditures in the aggregate for the Borrower and the Guarantors in any period specified below in excess of the amount specified below for such period plus in each period (commencing with the period for the Fiscal Year ended July 31, 1994) the difference between the amount of Capital Expenditures permitted during a specified period and the amount of Capital Expenditures actually made during such period such that any permitted Capital Expenditures which are not made in one period can be carried forward to any subsequent periods:

         Period                                    Amount
         ------                                    ------
         Fiscal Year ended July 31, 1994           $1,300,000

         Fiscal Year ended July 31, 1995           $2,300,000

         Fiscal Year ended July 31, 1996           $1,300,000

         Fiscal Year ended July 31, 1997           $1,200,000

         (m) The address for "Roger M. Barzun, Esq." on the signature page for the Borrower is deleted in its entirety and inserted in its place is the following:

                 P.O. Box 767
                 Concord, Massachusetts 01742
                 Telecopy No.: (508) 287-4276

         (n) Section 12.01, Events of Default, is amended by deleting clause "(12)" in its entirety.

         SECTION 2. Consent. The Agent and the Banks hereby consent to the prepayment of the Hallwood Debt notwithstanding the terms and provisions of the Hallwood Subordination Agreement.

         SECTION 3. Conditions of Effectiveness. This Second Amendment shall become effective as of the date of this Second Amendment when and if the Agent shall have received on or before such date each of the following documents, in form and substance satisfactory to the Agent and its counsel, and each of the following conditions has been fulfilled:

         (1) Second Amendment. This Second Amendment duly executed by the Borrower, the Guarantor, Chase and the Agent;

         (2) Payment of Credit Agreement Fees and Expenses. The payment of all outstanding fees and expenses required to be paid by the borrower in accordance with the terms of the Loan Documents.

         (3) Payment of Extension Fee. The payment of an extension fee of Twelve Thousand Five Hundred Dollars ($12,500) to be paid to Chase.

         (4) Legal Bill. Dewey Ballantine shall have been paid in full for all legal fees, costs and expenses in connection with the preparation of this Second Amendment and any and all other documents delivered pursuant hereto or in connection herewith, and all past due legal fees, costs and expenses.

         (5) Officer's Certificate. The following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Borrower dated the date hereof stating that, after giving effect to this Second Amendment and the transactions contemplated hereby:

                 (a)     The representations and warranties contained in each
                          of the Loan Documents are correct in all material respects on and as of the date hereof as though made on and as of such date; and

                 (b) No Default or Event of Default has occurred and is continuing; and

         (6) Other Documents. The Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

         SECTION 4. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Banks or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, and, except as specifically provided herein, the Credit Agreement and each other Loan Document shall remain in full force and effect and are hereby ratified and confirmed.

         SECTION 5. Costs, Expenses and Taxes. The Borrower agrees to reimburse the Agent on demand for all out-of-pocket costs, expenses and charges (including, without limitation, all fees and charges of external legal counsel for the Agent) incurred by the Agent in connection with the preparation, reproduction, execution and delivery of this Second Amendment and any other instruments and documents to be delivered hereunder. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Second Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Banks and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         SECTION 6. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Headings. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

         SECTION 8. Counterparts. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Second Amendment by signing any such counterpart.





                          (INTENTIONALLY LEFT BLANK.)

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.


                                        BROOKWOOD COMPANIES INCORPORATED


                                        By /s/ DUANE O. SCHMIDT
                                          Name: Duane O. Schmidt
                                          Title: Vice President Finance


                                        KENYON INDUSTRIES, INC.


                                        By /s/ DUANE O. SCHMIDT
                                          Name: Duane O. Schmidt
                                          Title: Vice President Finance



                                        THE CHASE MANHATTAN BANK, N.A.,
                                          as Agent


                                        By /s/ GEORGE JARVIS
                                        Name: George Jarvis
                                        Title: Vice President


                                        THE CHASE MANHATTAN BANK, N.A.,
                                          as Bank

                                        By /s/ GEORGE JARVIS
                                        Name: George Jarvis
                                        Title: Vice President

                             CERTIFICATE OF OFFICER

                                       OF

                        BROOKWOOD COMPANIES INCORPORATED

                         (Pursuant to Section 2 of the
                      Second Amendment referred to below)


                 I, Duane 0. Schmidt, the Vice President Finance, of Brookwood Companies Incorporated, a Delaware corporation (the "Company") DO HEREBY CERTIFY, in connection with the Second Amendment to Credit Agreement and Guaranty dated as of September 27, 1994 among the Company, the guarantors signatory thereto, the banks party thereto (the "Banks") and The Chase Manhattan Bank, N.A., as agent for the Banks (the "Second Amendment"), amending a Credit Agreement and Guaranty dated as of December 9, 1992, as amended by a First Amendment to Credit Agreement and Guaranty dated as of March 31, 1993 (the "Credit Agreement"; the terms defined therein being used herein as therein defined) that:

                 (1) The representations and warranties contained in each of the Loan Documents are correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

                 (2) No Default or Event of Default has occurred and is continuing.

                 IN WITNESS WHEREOF, I have signed this Certificate this 27th day of September, 1994.

                                             BROOKWOOD COMPANIES
                                               INCORPORATED



                                             By: /s/ DUANE O. SCHMIDT
                                                 Name: Duane O. Schmidt
                                                 Title: Vice President
                                                          Finance